SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      June 18, 2002
(Date of earliest event reported)  (June 17, 2002)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

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Item 5.  Other Events

On June 17, 2002, the Registrant issued the following press release:

CTC Communications Now Certified for Local Dial Tone Services in
Syracuse, New York

-The Company Activates Local Dial Tone for Syracuse Businesses on its Packet-Based PowerPath(R) Network and is Migrating Existing Customers to Its Company Owned Fiber Facilities-


Waltham, MA, June 17, 2002-CTC Communications Group Inc. (CTC)(Nasdaq NM:
CPTL) announced it is now providing customers local dial tone services through access to its high-speed fiber via the Company's packet-based PowerPath(R) Network for customers in the Syracuse, New York area.

Robert J. Fabbricatore, Chairman of the Board and Chief Executive Officer of CTC, reported that Syracuse, joins Rhode Island, Maine, Massachusetts, New Hampshire Buffalo and Albany New York, as the latest market in which CTC is offering packet-based local dial tone services. He stated that the Company is nearing completion of its fiber installations progressively throughout its footprint in the Northeast and Mid-Atlantic States. As completed, the Company adds local dial tone services in its targeted markets and expects that deployment will be completed by this fall.

Mr. Fabbricatore commented, "With the activation of local dial tone services in Syracuse, CTC now has substantial coverage of all major upstate New York markets with Company owned fiber facilities and a full portfolio of on-net products for medium and larger business customers."

Fabbricatore continued, "CTC will be actively engaged in providing local dial tone services this summer in New Jersey and Metro New York as we continue to execute the strategy of reaching out to customers with our own fiber facilities and migrating CTC local dial tone services to our PowerPath(R) Network. CTC customers save an average of 25% by using our local dial tone services rather than purchasing the same services from an incumbent phone company. Our customers are also able to lower costs on other network expenses due in part to our truly integrated solution for their local dial tone, toll calling, data services and Internet access."

Fabbricatore concluded, "As CTC executes on customer migration from our off-net platform to the PowerPath(R) Network, CTC has been able to improve margins on billing revenue from 20% to over 60% and continue to build on our positive EBITDA performance for the month of March. This strategy incorporates the benefits of CTC's packet based network infrastructure and our business plan and by adding our dedicated customer care professionals and knowledgeable Account Executives it makes it apparent why more medium and larger sized customers are electing to do business with CTC."

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network, called the PowerPath(R) Network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 607,000 access lines as of March 31, 2002.

CTC's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the provision of local dial tone voice services, reduced costs to customers and reduced Company operating costs, migration of customer's on-net and improved margins and achieve forecasted numbers and become a successful and profitable organization. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10-Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

                             #	#	#

Finance Contact:  John Pittenger	Media Contact:Alan Russell
		CTC COMMUNICATIONS		CTC COMMUNICATIONS
		781-466-1302  (t)			781-522-8731 (t)
		pitt@ctcnet.com			arussell@ctcnet.com
		www.ctcnet.com			www.ctcnet.com

                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 18, 2002.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration